Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Entergy Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security type	Security class title	Fee calculation or carry forward rules(1)	Amount registered	Proposed maximum offering price per unit	Maximum aggregate offering price(2)	Fee rate	Amount of registration fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o) and 457(r)	—	—	$1,000,000,000	0.0000927	$92,700.00
Fees Previously Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o) and 457(r)	—	—	$367,295,482		$40,071.94(3)
	Total Offering Amount					$1,367,295,482		$132,771.94(3)
	Total Fees Previously Paid							$40,071.94(3)
	Total Fee Offsets							—
	Net Fee Due							$92,700.00

The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering.
(1)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, the Registration Statement on Form S-3 (File No. 333-233403) which was filed on August 22, 2019.

(2)
An indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $1,367,295,482 are being offered hereunder as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 of the Securities Act, the shares of common stock being offered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being offered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
The registrant previously filed a prospectus supplement on January 11, 2021 (the “Prior Prospectus Supplement”), and paid a filing fee of $109,100 in connection therewith, calculated in accordance with Rule 457(o) of the Securities Act. The maximum aggregate offering price as contemplated by the Prior Prospectus Supplement was $1,000,000,000. As of the date hereof, shares of common stock having an aggregate offering price of up to $367,295,482 remain available for offer and sale pursuant to the Prior Prospectus Supplement and the accompanying prospectus. The unused registration fee of $40,071.94 with respect to such remaining available shares of common stock will continue to apply to such unsold securities.

2